UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2017

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

Registrant’s telephone number, including area code: (909) 394-3600

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California	91773
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, the independent members of the Board of Directors approved, upon recommendation of the Compensation Committee, base salaries for 2017 for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company, Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and its subsidiaries and Treasurer of American States Water Company, James C. Cotton, Senior Vice President and Procurement Officer of American States Utility Services, Inc. and its subsidiaries, and Patrick R. Scanlon, Vice President - Water Operations of Golden State Water Company of $750,000, $425,100, $418,500, $327,600 and $326,200, respectively.

On January 31, 2017, the Compensation Committee of the Board of Directors also approved an award of time-vested restricted stock units and performance awards in the form of restricted stock units to the same executive officers.  The executive officers were awarded time-vested restricted stock units in the amount of 5,072 restricted stock units for Mr. Sprowls, 2,029 restricted stock units to Ms. Kruger, 1,353 restricted stock units to Ms. Tang, 789 restricted stock units to Mr. Cotton, and 1,307 restricted stock units for Mr. Scanlon, effective January 31, 2017.  These awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively, or earlier on (i) the date of death or disability of the executive, or (ii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event. Under the terms of each restricted stock unit grant, each officer will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares.  The form of restricted stock unit award agreement for the time-vested awards is attached as Exhibit 10.1.

The target amount of the performance awards to Mr. Sprowls, Ms. Kruger, Ms. Tang, Mr. Cotton and Mr. Scanlon is 15,216, 2,029, 1,352, 2,367 and 1,308 restricted stock units, respectively. These awards vest on December 31, 2017, 2018 and 2019 in the percentages of 33%, 33% and 34%, respectively, subject to certification by the Compensation Committee that the applicable performance criteria have been satisfied at the end of the earlier of (i) a three-year performance period, (ii) the death or disability of the executive, or (iii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event. Each executive officer will be entitled to receive common shares equal to the amount of restricted stock units earned at the end of the performance period. Each of the executive officers will also be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares to the extent that the underlying restricted stock units are earned.

Each of the performance criteria set forth in the form of performance award agreement attached as Exhibit 10.2 apply to the performance award granted to Mr. Sprowls and Ms. Tang, except the American States Utility Services, Inc. (“ASUS”) new base acquisition success rate performance criteria.  The total shareholder return, ASUS cumulative net earnings and ASUS new base acquisition success rate performance criteria apply to the performance award granted to Mr. Cotton.  The total shareholder return and Golden State Water Company operating expense level criteria apply to the performance award granted to Ms. Kruger and Mr. Scanlon.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following document is filed as an Exhibit to this Report:

Exhibit 10.1	Form of Restricted Stock Unit Award Agreement for Officers and Key Employees under the 2016 Stock Incentive Plan*

Exhibit 10.2	Form of 2017 Performance Award Agreement*

*Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date: February 6, 2017	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President, Chief Financial Officer,
Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

/s/ Eva G. Tang
Eva G. Tang
Senior Vice President, Chief Financial Officer and
Secretary